UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2004

TRANSWITCH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25996	06-1236189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Enterprise Drive Shelton, Connecticut 06484
(Address of principal executive offices) (Zip Code)

(203) 929-8810

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Securities

Exchanges of Plus Cash Notes for Shares of Common Stock

On September 30, 2003, TranSwitch Corporation (the “Company” or “TranSwitch”) issued $98.0 million in aggregate original principal amount of the Company’s 5.45% Convertible Plus Cash NotesSM (the Plus Cash Notes) due 2007. On November 18, 2004, the Company agreed to issue an aggregate of 8,850,556 shares of the Company’s common stock plus approximately $100,000 of cash in lieu of accrued and unpaid interest in exchange for $11.5 million in aggregate original principal amount of the Company’s Plus Cash Notes in separately negotiated transactions. The shares are exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. No commission or other remuneration was paid or given directly or indirectly for soliciting these transactions.

As of September 30, 2004, the Company had approximately $143 million of cash and investments. After this transaction, the Company has $24.4 million of convertible debt due September 2005 and $80.5 million of convertible debt due September 2007. Future interest obligations on the exchanged amount of $11.5 million would have been approximately $1.8 million.

In order to reduce future interest payments as well as future amounts due at maturity or redemption, the Company may, from time to time, enter into similar exchange transactions, or otherwise seek to acquire the Plus Cash Notes, for cash, common stock, a combination of cash and common stock or other consideration, in open market purchases and/or privately negotiated transactions. The Company will evaluate any such transactions in light of then existing market conditions. The amounts involved in any such transactions, individually or in the aggregate, may be material.

Forward Looking Statements

Forward-looking statements in this report, including statements regarding potential future exchange transactions, are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that these forward-looking statements involve risks and uncertainties, including without limitation risks of downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch’s products and products developed by TranSwitch’s customers; risks relating to TranSwitch’s indebtedness; risks of failing to attract and retain key managerial and technical personnel; risks associated with foreign sales and high customer concentration; and other risks detailed in TranSwitch’s filings with the Securities and Exchange Commission. Actual results could differ materially from those currently expected or anticipated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSWITCH CORPORATION

November 18, 2004

By: /s/ Peter J. Tallian

Name: Peter J. Tallian

Title: Senior Vice President, Chief

          Financial Officer and Treasurer